                                                                                                            Exhibit 10.1h

        Georgia Department of Community Health                                                                                                                                             2 Peachtree Street, NW
Atlanta, GA 30303-3159
       David A. Cook, Commissioner                                                                   Nathan Deal, Governor                                                                     www.dch.georgia.gov

                     February 17, 2011

Mr. Patrick M. Healy
President and Chief Executive Officer
Peach State Health Plan
3200 Highlands Parkway SE, Suite 300
Smyrna, Georgia 30082

Re:  Extension of Contract No.: 0653

Dear Mr. Healy:

Our contractual arrangement under the above referenced Contract number is to provide Medicaid managed care services for the Department’s Georgia Families program, a managed care program with over 1.6 Million enrolled Medicaid and PeachCare for KidsTM members. This Contract between DCH and Peach State Health Plan expires June 30, 2012.

Before entering into a re-procurement for services provided to Georgia Families’ members, DCH desires an opportunity to further assess the current Georgia Families program and the future programmatic solutions to address the growing Medicaid population and expenditures the State has and will continue to face over the upcoming years. At a minimum, this assessment will include opportunities to redesign or modify the program; evaluate the population(s) included in the ultimate solution; review additional covered services; and explore opportunities for enhanced administrative efficiencies. To that end, DCH requires additional time to conduct such an assessment and design the resulting solution.

To facilitate the assessment, DCH requested an extension of the current CMO contracts by one (1) additional year with and additional (1) year renewal option which was approved by the Georgia Department of Administrative Services (DOAS). This extension will provide continuity of the existing contract through an outermost date June 30, 2014. The Georgia Families program is critical to DCH, and this contract extension will ensure the continuity of care and provision of health care services for the Medicaid and PeachCare for KidsTM members while DCH finalizes and implements the future business solution.

A contract amendment with the terms of this contract extension will be forwarded for your consideration. If you have any questions or concerns, please do not hesitate to contact me by phone at (404) 651-8681.

Sincerely,

/s/ Jerry Dubberly

Jerry Dubberly, Chief
Medicaid Division

cc: David A. Cook, DCH, Commissioner
     Richard Greene, DCH, General Counsel
     Lindsey Breedlove, DCH, Acting Director of Contracts Aministration